PROMISSORY NOTE

Principal Amount: $866,300.00	
Note Date:5/9/2020	**Maturity Date: 24 Months from Note Date**
SBA Loan Number: 8177337208	**Interest Rate: One Percent (1%) per annum**
Borrower: Muscle Maker Inc	**Lender: Greater Nevada Credit Union**

PROMISE TO PAY. In consideration of a loan of monies ("the Loan") made to it by **Greater Nevada Credit Union** ("Lender"), **Muscle Maker Inc** ("Borrower") promises to pay to Lender, or order, in lawful money of the United States of America, the principal amount of **Eight Hundred Sixty Six Thousand Three Hundred and No/100 Dollars** (**$866,300.00**), together with interest on the unpaid principal balance from the *date of the disbursement of the Loan*, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 1.00%, until paid in full. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.

PAYMENT. The term of the loan shall be two (2) years and interest shall accrue from the date of the disbursement of the Loan. Loan payments will be deferred for the first six (6) months. Subject to any Loan forgiveness granted by the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act"), Borrower will subsequently pay eighteen (18) fully amortized monthly consecutive principal and interest payments with the first Loan payment due on the date that is seven months after the date of this Note. Borrower's final payment will be due on the date that is twenty four (24) months after the date of this Note and will be for all principal and all accrued interest not yet paid. Payments shall include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Prior to the date on which the first payment is due under this Note, Borrower shall upon request of Lender execute an Automatic Loan Payment Authorization providing Lender all necessary information and authorization to charge the referenced account for scheduled payments on the Loan.

INTEREST CALCULATION METHOD. Interest on this Note is computed based on a 360-day year consisting of twelve 30-day months. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. **All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: c/o Greater Nevada Commercial Lending 5200 Neil Road, Reno, NV 89502.**

USE OF LOAN PROCEEDS. The proceeds of the Loan shall be used for the following purposes only: (1) payroll costs as defined by the CARES Act, (2) costs related to the continuation of group health care benefits during periods of paid sick, medical, or family leave, and insurance premiums; (3) mortgage interest payments, (4) rent payments, (5) utility payments, (6) interest payments on any other debt obligations incurred before 02/15/2020, and/or (7) refinancing a Small Business Administration ("SBA") Economic Injury Disaster Loan ("EIDL") made between 01/31/2020 and 04/03/2020).

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

False Statements. Any warranty, representation, or statement made or furnished to Lender by Borrower or on Borrower's behalf in respect to the Loan is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Nevada without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Nevada.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of the County of Carson City, State of Nevada.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, accommodation maker, or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) the Loan or this Note or release any party and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify the Loan or this Note without the consent of

or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

Loan Forgiveness. Pursuant to the CARES Act, the loan may be forgiven by the SBA. The amount of loan forgiveness is determined by and is subject to the sole approval of the SBA. The amount of loan forgiveness may be reduced if loan proceeds are spent inappropriately. To receive loan forgiveness, borrower must apply for loan forgiveness and provide documentation as requested by the SBA. There will be no loan forgiveness without Borrower's submission of the proper application and documentation to Lender to include all SBA requirements. Not more than 25% of the amount forgiven can be attributable to non-payroll costs. If Borrower has received an EIDL advance, the amount of the EIDL advance shall be subtracted from the loan forgiveness amount.

The Borrower's request for loan forgiveness must include the following:

a. Documentation verifying the number of full-time equivalent employees on payroll and pay rates for the required periods, including payroll tax filings reported to the IRS and state income, payroll and unemployment insurance filings.
b. Documentation, including cancelled checks, payment receipts, transcripts of accounts, or other documents verifying payments on covered mortgage obligations, payments on covered lease obligations, and covered utility payments.
c. A certification from an authorized representative of the Borrower that the documentation presented is true and correct, and the amount for which forgiveness is requested was used to retain employees, make interest payments on a covered mortgage obligation, make payments on a covered rent obligation or make covered utility payments.

d. Any other documentation SBA determines necessary.

Greater Nevada Credit Union is making this Loan pursuant to the Paycheck Protection Program (the "PPP"), created by Section 1102 of the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and governed by the CARES Act, Section 7(a)(36) of the Small Business Act, any rules or guidance that has been issued by the Small Business Administration ("SBA") implementing the PPP, or any other applicable Loan Program Requirements, as defined in 13 CFR § 120.10, as amended from time to time (collectively "PPP Loan Program Requirements").

Notwithstanding anything to the contrary herein, the Borrower (a) agrees that this Promissory Note shall be interpreted and construed to be consistent with the PPP Loan Program Requirements and (b) authorizes Greater Nevada Credit Union to unilaterally amend any provision of this Promissory Note to the extent required to comply with the PPP Loan Program Requirements.

When SBA is the holder, this Note will be interpreted and enforced under Federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notices, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any Federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt Federal Law.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

Muscle Maker Inc

DocuSigned by:

By: ______________________
4F010EA6460C443...

Name: Michael J. Roper

Title: President/CEO